EXHIBIT 99.1

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is presented to illustrate the effect of the sale by SM Energy Company (the “Company”) of its remaining assets in the Williston Basin located in Divide County, North Dakota (“Divide County” or the “Divestiture”) on its historical financial position and operating results. The Divestiture had an effective date of January 1, 2018, and was completed on May 30, 2018. Net cash proceeds received at closing from the Divestiture, after agreed upon purchase price adjustments and estimated selling costs, totaled $160.9 million. The Divestiture is subject to final purchase price adjustments that have not yet been finalized.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2018, is based on the historical financial statements of the Company as of March 31, 2018, after giving effect to the Divestiture as if it had occurred on March 31, 2018. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018, and the year ended December 31, 2017, are based on the historical financial statements of the Company for such periods after giving effect to the Divestiture as if it had occurred on January 1, 2017. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The Company determined that the Divestiture does not qualify for discontinued operations accounting under financial statement presentation authoritative guidance.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Divestiture been consummated on the date or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 21, 2018, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 4, 2018.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2018
(in thousands, except share data)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$643,337	$160,944	(a)	$804,281
Accounts receivable	192,562			192,562
Derivative assets	77,296			77,296
Prepaid expenses and other	9,997			9,997
Total current assets	923,192	160,944		1,084,136
Property and equipment (successful efforts method):
Proved oil and gas properties	5,824,014			5,824,014
Accumulated depletion, depreciation, and amortization	(2,893,674)			(2,893,674)
Unproved oil and gas properties	1,986,070			1,986,070
Wells in progress	405,549			405,549
Oil and gas properties held for sale, net	234,618	(211,696)	(b)	22,922
Other property and equipment, net of accumulated depreciation of $52,483	112,972			112,972
Total property and equipment, net	5,669,549	(211,696)		5,457,853
Noncurrent assets:
Derivative assets	35,128			35,128
Other noncurrent assets	32,119			32,119
Total noncurrent assets	67,247	—		67,247
Total assets	$6,659,988	$(50,752)		$6,609,236
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$468,108	$(1,655)	(c)	$466,453
Derivative liabilities	181,068			181,068
Total current liabilities	649,176	(1,655)		647,521
Noncurrent liabilities:
Revolving credit facility	—			—
Senior Notes, net of unamortized deferred financing costs	2,770,979			2,770,979
Senior Convertible Notes, net of unamortized discount and deferred financing costs	141,269			141,269
Asset retirement obligations	85,407			85,407
Asset retirement obligations associated with oil and gas properties held for sale	23,139	(19,696)	(d)	3,443
Deferred income taxes	178,423	(6,468)	(e)	171,955
Derivative liabilities	53,712			53,712
Other noncurrent liabilities	45,786			45,786
Total noncurrent liabilities	3,298,715	(26,164)		3,272,551

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 111,687,016	1,117			1,117
Additional paid-in capital	1,747,035			1,747,035
Retained earnings	980,444	(22,933)	(f)	957,511
Accumulated other comprehensive loss	(16,499)			(16,499)
Total stockholders’ equity	2,712,097	(22,933)		2,689,164
Total liabilities and stockholders’ equity	$6,659,988	$(50,752)		$6,609,236

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2018
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
Operating revenues and other income:
Oil, gas, and NGL production revenue	$382,886	$(29,060)	(g)	$353,826
Net gain on divestiture activity	385,369	24,097	(h)	409,466
Other operating revenues	1,340			1,340
Total operating revenues and other income	769,595	(4,963)		764,632
Operating expenses:
Oil, gas, and NGL production expense	120,879	(11,838)	(g)	109,041
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	130,473	(4,622)	(i)	125,851
Exploration	13,727			13,727
Abandonment and impairment of unproved properties	5,625			5,625
General and administrative	27,682			27,682
Net derivative loss	7,529			7,529
Other operating expenses	4,612			4,612
Total operating expenses	310,527	(16,460)		294,067
Income from operations	459,068	11,497		470,565
Interest expense	(43,085)			(43,085)
Loss on extinguishment of debt	—			—
Other non-operating income (expense), net	409			409
Income before income taxes	416,392	11,497		427,889
Income tax expense	(98,991)	(2,529)	(j)	(101,520)
Net income	$317,401	$8,968		$326,369

Basic weighted-average common shares outstanding	111,696			111,696
Diluted weighted-average common shares outstanding	112,879			112,879
Basic net income per common share	$2.84			$2.92
Diluted net income per common share	$2.81			$2.89

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
Operating revenues and other income:
Oil, gas, and NGL production revenue	$1,253,783	$(123,727)	(g)	$1,130,056
Net gain (loss) on divestiture activity	(131,028)	523,618	(h)	392,590
Other operating revenues	6,621			6,621
Total operating revenues and other income	1,129,376	399,891		1,529,267
Operating expenses:
Oil, gas, and NGL production expense	507,906	(50,084)	(g)	457,822
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	557,036	(18,811)	(i)	538,225
Exploration	56,179			56,179
Impairment of proved properties	3,806			3,806
Abandonment and impairment of unproved properties	12,272			12,272
General and administrative	120,585			120,585
Net derivative loss	26,414			26,414
Other operating expenses	13,667			13,667
Total operating expenses	1,297,865	(68,895)		1,228,970
Income (loss) from operations	(168,489)	468,786		300,297
Interest expense	(179,257)			(179,257)
Loss on extinguishment of debt	(35)			(35)
Other non-operating income (expense), net	3,968			3,968
Income (loss) before income taxes	(343,813)	468,786		124,973
Income tax benefit	182,970	(144,686)	(k)	38,284
Net income (loss)	$(160,843)	$324,100		$163,257

Basic weighted-average common shares outstanding	111,428			111,428
Diluted weighted-average common shares outstanding	111,428	264	(l)	111,692
Basic net income (loss) per common share	$(1.44)			$1.47
Diluted net income (loss) per common share	$(1.44)			$1.46

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

Pro Forma Condensed Consolidated Balance Sheet

The “As Reported” column represents the historical condensed consolidated balance sheet of the Company as of March 31, 2018.

a.
To adjust cash and cash equivalents for net cash proceeds received at closing from the sale of the Company’s remaining assets located in the Williston Basin in Divide County, North Dakota. The effective date of the Divestiture was January 1, 2018; therefore, agreed upon purchase price adjustments related to the effective period are reflected in the pro forma adjustments.

b.	To eliminate oil and gas properties related to the assets sold, which were previously classified as assets held for sale.

c.	To reflect working capital transfered to the buyer.

d.	To eliminate the asset retirement obligation liability related to the assets sold.

e.	To reflect the estimated change in deferred income taxes related to the properties sold at a 22 percent blended federal and state statutory rate.

f.
To record the loss on sale of oil and gas properties, net of tax effect, as illustrated in the table below. As the loss is directly attributable to the Divestiture and is not expected to have a continuing impact on Company’s operations, the estimated loss is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

For the Three Months Ended March 31, 2018
(in thousands)
Gross purchase price	$192,000
Less: agreed upon purchase price adjustments	(29,424)
Less: estimated selling costs	(1,632)
Net cash proceeds received at closing	160,944

Working capital transferred to the buyer	1,655
Net divestiture proceeds	162,599

Less: cost basis of assets sold	(192,000)
Net loss on the Divestiture, before tax	(29,401)

Plus: tax benefit	6,468
Net loss on the Divestiture, after tax	$(22,933)

Pro Forma Condensed Consolidated Statement of Operations

The “As Reported” column represents the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2018, and the year ended December 31, 2017.

g.	To eliminate the revenues and direct operating expenses for the assets sold.

h.	To eliminate the historical write down of the assets while held for sale.

i.	To eliminate depletion, depreciation, amortization, and asset retirement obligation liability accretion expense based on production volumes attributable to the assets sold.

j.
To adjust the income tax expense for the effects of the March 31, 2018, pro forma adjustments using a 22 percent blended federal and state statutory rate. The cumulative effect is reflected in the unaudited pro forma condensed consolidated balance sheet, but not in the unaudited pro forma condensed consolidated statements of operations.

k.
To adjust the income tax benefit for the effects of the December 31, 2017, pro forma adjustments using a net 30.9 percent rate, consisting of a 36.1 percent blended federal and state statutory rate and a 5.2 percent adjustment for the enactment of the 2017 Tax Cut and Jobs Act which reduced the Company’s federal tax rate for future tax year from 35 percent to 21 percent. The cumulative effect is reflected in the unaudited pro forma condensed consolidated balance sheet, but not in the unaudited pro forma condensed consolidated statements of operations.

l.
The pro forma adjustments made for the year ended December 31, 2017, resulted in changing net loss to net income. As a result, the diluted weighted-average common shares outstanding for the year ended December 31, 2017, have been adjusted to include the impact of dilutive securities which had originally been excluded from the calculation of diluted weighted-average common shares outstanding.

No pro forma adjustment was made for historical overhead costs reflected in general and administrative and exploration expense or for interest expense, as these costs are not directly attributable to the assets sold. The Divestiture proceeds are planned to be used to fund the Midland Basin and Eagle Ford shale capital programs, and for general corporate purposes, including debt reduction. Additionally, there were no impacts to the Company’s oil, gas, and NGL commodity derivative contracts as they are not directly attributable to the assets sold.